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                                                                    EXHIBIT 23.7

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

     We hereby consent to the use of our opinion to the Board of Directors of Tide West Oil Company, which is included as an exhibit to this Registration Statement and all references to our firm and such opinion included in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of this Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                              MERRILL LYNCH, PIERCE, FENNER &
                                                     SMITH INCORPORATED

                                            By: /s/

                                            Its:             Director

Houston, Texas
May 1, 1996